As filed with the Securities and Exchange Commission on May 30, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	42-1579325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2021 Spring Road, Suite 200

Oak Brook, Illinois 60523

(630) 634-4200

(Address of Principal Executive Offices)

Retail Properties of America, Inc.

Amended and Restated 2014 Long-Term Equity Compensation Plan

(Full title of the plan)

Steven P. Grimes

Chief Executive Officer

Retail Properties of America, Inc.

2021 Spring Road, Suite 200

Oak Brook, Illinois 60523

(630) 634-4200

(Name and address of agent for service. Telephone number, including area code, of agent for service)

Copies to:

Gilbert G. Menna

Daniel P. Adams

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Class A Common Stock, $0.001 par value per share	5,500,000 shares	$11.57	$63,635,000	$7,923

(1)	This Registration Statement relates to 5,500,000 shares of Class A common stock, par value $0.001 per share, of Retail Properties of America, Inc. (“Class A Common Stock”) available for issuance under the Retail Properties of America, Inc. Amended and Restated 2014 Long-Term Equity Compensation Plan (together with previous versions of such plan, the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Class A Common Stock as may be required pursuant to the Plan in the event of a stock split, stock dividend, recapitalization or similar transactions.
(2)	Retail Properties of America, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-196264) on May 23, 2014 registering the issuance of 3,648,766 shares of Class A Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 5,500,000 additional shares of Class A Common Stock approved for issuance under the Plan at the Annual Meeting of Stockholders held on May 24, 2018.
(3)	Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales price for a share of Class A Common Stock as reported on the New York Stock Exchange on May 22, 2018.

EXPLANATORY NOTE

The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 23, 2014 (File No. 333-196264) in connection with the Plan (the “Original Filing”). This Registration Statement registers additional shares of Class A Common Stock to be issued pursuant to the Plan. The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 14, 2018;

•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 2, 2018;

•	The Company’s Current Reports on Form 8-K filed with the Commission on February 12, 2018, March 9, 2018, April 27, 2018 and May 30, 2018; and

•	The description of Class A Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission under the Exchange Act on March 28, 2012, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Sixth Articles of Amendment and Restatement of the Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

Exhibit Number	Description

4.2	Articles of Amendment to the Sixth Articles of Amendment and Restatement of the Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

4.3	Articles of Amendment to the Sixth Articles of Amendment and Restatement of the Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

4.4	Articles Supplementary to the Sixth Articles of Amendment and Restatement of the Registrant, as amended, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

4.5	Sixth Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 20, 2012).

4.6	Amendment No. 1 to the Sixth Amended and Restated Bylaws of the Registrant, dated February 11, 2014 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 12, 2014).

4.7	Amendment No. 2 to the Sixth Amended and Restated Bylaws of the Registrant, dated May 25, 2017 (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed on August 2, 2017).

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page hereto)

99.1	Retail Properties of America, Inc. Amended and Restated 2014 Long-Term Equity Compensation Plan (Incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 6, 2018).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 30th day of May, 2018.

RETAIL PROPERTIES OF AMERICA, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven P. Grimes and Julie M. Swinehart, and each of them, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution for him/her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his/her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven P. Grimes	Director and Chief Executive Officer	May 30, 2018
Steven P. Grimes	(Principal Executive Officer)

/s/ Julie Swinehart	Executive Vice President, Chief Financial Officer	May 30, 2018
Julie Swinehart	and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gerald M. Gorski	Chairman of the Board of Directors	May 30, 2018
Gerald M. Gorski

/s/ Bonnie S. Biumi	Director	May 30, 2018
Bonnie S. Biumi

/s/ Frank A. Catalano, Jr.	Director	May 30, 2018
Frank A. Catalano, Jr.

/s/ Robert G. Gifford	Director	May 30, 2018
Robert G. Gifford

/s/ Richard P. Imperiale	Director	May 30, 2018
Richard P. Imperiale

/s/ Peter L. Lynch	Director	May 30, 2018
Peter L. Lynch

/s/ Thomas J. Sargeant	Director	May 30, 2018
Thomas J. Sargeant